Exhibit 99.1

For Release:            IMMEDIATELY

Contact:	Stephen F. Carman, EVP/CFO	(609) 631-6222
For further information see Investor Relations on YNB’s website: www.ynb.com

YARDVILLE NATIONAL BANCORP REPORTS RECORD THIRD QUARTER EARNINGS

Hamilton, N.J.- October 20, 2004- Yardville National Bancorp (NASDAQ: YANB) today announced the continuation of double digit earnings increases for the quarter ended September 30, 2004 compared to the same period a year ago. YNB’s net income was up 72.3 percent to $5.4 million from the $3.2 million earned in the same period in 2003, and earnings per share on a diluted basis increased 66.7 percent to $0.50 compared to $0.30 earned for the third quarter of last year.

For the nine months ended September 30, 2004, YNB’s net income increased 36.4 percent to $13.8 million from the $10.1 million earned in the same period in 2003. Earnings per share on a diluted basis for the first three quarters of 2004 increased 33.7 percent to $1.27 from the $0.95 per diluted share reported in the same nine months of the prior year. The improvement in financial performance for the quarterly and year-to-date comparative periods is reflective of an expanding net interest margin, that has resulted in increasing levels of net interest income, partially offset by higher non-interest expenses and a higher provision for loan losses.

“We’re beginning to see measurable results from our retail banking strategy,” said YNB President and CEO Patrick M. Ryan. “Supporting our marketing efforts with a dynamic advertising campaign and offering competitive retail banking products and services have all contributed,” he noted. “In particular, our ‘Simply Better CheckingSM’ product has been instrumental in attracting core deposits.”

Deposits increased 20.6 percent to $1.78 billion at September 30, 2004 compared to the same period in 2003. These deposits helped to fund YNB’s commercial loan growth while improving the net interest margin.

“A number of proposed new branch offices will also have a role to play in YNB’s future profitability,” added F. Kevin Tylus, YNB’s recently-named Senior Executive Vice President and Chief Administrative Officer. “Approval has already been received for an additional YNB branch at Pennington Pointe West in Hopewell Township, and that branch is expected to open in the first quarter of 2005,” he noted. “In the second and third quarters of 2005, YNB is developing plans to open branch offices in West Windsor, Mercer County, and in Readington, Hunterdon County — both high-growth communities where YNB already has a significant retail and business customer base. We remain on the lookout for additional opportunities to expand our branch network in our targeted markets,” he concluded.

The supercommunity bank’s growth in contiguous markets will also continue in Pennsylvania, with plans to open a branch in Morrisville, Bucks County, directly across the Delaware River from YNB’s existing Mercer County hub, in the second quarter of 2005. The bank already has an office in Bucks County, in Newtown, Pa. YNB will continue its branch expansion with its first office in Washington Township, which adjoins YNB’s Hamilton Township home base. The branch, in the newly-developed Washington Town Center, is scheduled to open at the end of 2005 or beginning of 2006.

YNB also experienced significant growth in its loan portfolio again this quarter. At September 30, 2004, total loans outstanding, led by commercial loans, increased 22.3 percent over the same date a year ago, reaching $1.70 billion compared with $1.39 billion at the same date in 2003. Credit quality continues to remain strong, with nonperforming assets as a percentage of total assets decreasing to 0.34 percent at September 30, 2004 from 0.46 percent at the same date in 2003. The allowance for loan losses at September 30, 2004 totaled $19.6 million, or 1.15 percent of total loans, covering 208.8 percent of total nonperforming loans. Through the first nine months of 2004, YNB provided $6.8 million for possible loan losses, primarily due to an increased level of net loan charge offs and the strong commercial loan growth experienced.

YNB’s Executive Vice President and Chief Financial Officer Stephen F. Carman noted a 33.5 percent increase in net interest income for 2004. “We are confident we will achieve our net income goal for 2004,” he commented. “Our net interest margin, on a tax equivalent basis, increased to 2.89 percent in the third quarter and we expect to close in on our 3.00 percent net interest margin goal by the end of the year,” he added. “As we look forward, we are also expecting credit quality trends to show continued improvement, and we believe we are well positioned to benefit from the current or a gradually increasing interest rate environment,” Mr. Carman concluded.

At September 30, 2004, the capital ratios for YNB once again exceeded those required by regulatory authorities to be considered well-capitalized. In the first three quarters of 2004, YNB paid total cash dividends of $0.345 per share.

YNB had $2.76 billion in assets as of September 30, 2004, with 22 branches serving individuals and businesses in Mercer, Hunterdon, Burlington, Middlesex and Somerset counties in New Jersey and Bucks County in Pennsylvania. Located in the corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit and other financial products and services with an emphasis on commercial real estate and commercial and industrial lending.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws and regulatory requirements of federal and state agencies, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

L.G. Zangani, LLC provides financial public relations service to the Company. As such, L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and/or other services performed for the Company. This remuneration may take the form of cash, capital stock in the Company, or warrants and/or options to purchase stock in the Company.

Yardville National Bancorp
Summary of Financial Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2004	2003	2004	2003
Stock Information:
Weighted average shares outstanding:
Basic	10,464	10,379	10,445	10,390
Diluted	10,842	10,653	10,847	10,611
Shares outstanding end of period	10,492	10,428
Earnings per share:
Basic	$0.52	$0.30	$1.32	$0.97
Diluted	0.50	0.30	1.27	0.95
Dividends paid per share	0.115	0.115	0.345	0.345
Book value per share	14.84	14.05
Tangible book value per share	14.66	14.05
Closing price per share	29.10	20.95
Closing price to tangible book value	198.50%	149.11%
Key Ratios:
Return on average assets	0.80%	0.53%	0.70%	0.58%
Return on average stockholders’ equity	14.57	8.90	12.52	9.27
Net interest margin (tax equivalent) (1)	2.89	2.37	2.78	2.35
Equity-to-assets at period end			5.64	6.03
Tier 1 leverage ratio (2)			7.90	8.23
Asset Quality Data:
Net loan charge-offs	$1,363	$848	$4,539	$2,011
Nonperforming assets as a percentage of total assets	0.34%	0.46%
Allowance for loan losses at period end as a percent of:
Total loans	1.15	1.30
Nonperforming loans	208.82	178.12
Nonperforming assets at period end:
Nonperforming loans	$9,377	$10,125
Other real estate	—	917

Total nonperforming assets	$9,377	$11,042

(1)	Tax equivalent net interest margin includes an adjustment to present income and yields on tax exempt earning assets on a comparable basis to those of taxable earning assets.

(2)	Tier 1 leverage ratio is Tier 1 capital to adjusted average assets.

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2004	2003	2004	2003
INTEREST INCOME:
Interest and fees on loans	$25,754	$21,942	$73,002	$62,906
Interest on deposits with banks	95	65	205	89
Interest on securities available for sale	9,262	7,276	26,058	24,327
Interest on investment securities:
Taxable	29	53	104	150
Exempt from Federal income tax	806	719	2,370	2,048
Interest on Federal funds sold	102	88	228	464

Total Interest Income	36,048	30,143	101,967	89,984

INTEREST EXPENSE:
Interest on savings account deposits	3,502	2,776	9,054	8,245
Interest on certificates of deposit of $100,000 or more	1,063	993	3,020	3,090
Interest on other time deposits	2,879	3,525	9,172	11,116
Interest on borrowed funds	9,081	8,924	26,834	26,855
Interest on subordinated debentures	1,004	715	2,654	2,307

Total Interest Expense	17,529	16,933	50,734	51,613

Net Interest Income	18,519	13,210	51,233	38,371
Less provision for loan losses	2,400	1,375	6,825	3,225

Net Interest Income After Provision for Loan Losses	16,119	11,835	44,408	35,146

NON-INTEREST INCOME:
Service charges on deposit accounts	750	592	2,400	1,711
Securities gains, net	618	574	1,204	1,264
Income on bank owned life insurance	480	523	1,457	1,554
Other non-interest income	448	415	1,325	1,685

Total Non-Interest Income	2,296	2,104	6,386	6,214

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,169	5,579	17,644	15,823
Occupancy expense, net	1,072	969	3,239	2,930
Equipment expense	749	721	2,359	2,148
Other non-interest expense	2,632	2,379	8,250	6,560

Total Non-Interest Expense	10,622	9,648	31,492	27,461

Income before income tax expense	7,793	4,291	19,302	13,899
Income tax expense	2,344	1,129	5,513	3,789

Net Income	$5,449	$3,162	$13,789	$10,110

EARNINGS PER SHARE:
Basic	$0.52	$0.30	$1.32	$0.97
Diluted	0.50	0.30	1.27	0.95

Weighted average shares outstanding:
Basic	10,464	10,379	10,445	10,390
Diluted	10,842	10,653	10,847	10,611

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	September 30,		Dec. 31,
(in thousands)	2004	2003	2003
Assets:
Cash and due from banks	$25,784	$33,066	$25,785
Federal funds sold	11,775	72,865	7,370

Cash and Cash Equivalents	37,559	105,931	33,155

Interest bearing deposits with banks	45,712	15,589	20,552
Securities available for sale	830,430	779,360	798,007
Investment securities	74,684	65,728	68,686
Loans	1,702,610	1,392,219	1,443,355
Less: Allowance for loan losses	(19,581)	(18,035)	(17,295)

Loans, net	1,683,029	1,374,184	1,426,060
Bank premises and equipment, net	10,574	11,880	12,307
Other real estate	—	917	—
Bank owned life insurance	44,221	42,346	42,816
Other assets	29,401	25,798	29,610

Total Assets	$2,755,610	$2,421,733	$2,431,193

Liabilities and Stockholders’ Equity:
Deposits
Non-interest bearing	$202,975	$159,087	$163,812
Interest bearing	1,573,488	1,313,424	1,319,997

Total Deposits	1,776,463	1,472,511	1,483,809

Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000	10,000
Federal Home Loan Bank advances	726,000	726,000	726,000
Obligation for Employee Stock Ownership Plan (ESOP)	472	855	755
Other	978	1,058	1,325

Total Borrowed Funds	737,450	737,913	738,080

Subordinated debentures	62,892	47,428	47,428
Other liabilities	23,403	17,974	18,319

Total Liabilities	$2,600,208	$2,275,826	$2,287,636

Stockholders’ equity:
Common stock: no par value	91,105	89,797	90,079
Surplus	2,205	2,205	2,205
Undivided profits	66,332	57,153	56,152
Treasury stock, at cost	(3,160)	(3,160)	(3,160)
Unallocated ESOP shares	(472)	(855)	(755)
Accumulated other comprehensive (loss) income	(608)	767	(964)

Total Stockholders’ Equity	155,402	145,907	143,557

Total Liabilities and Stockholders’ Equity	$2,755,610	$2,421,733	$2,431,193

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2004			September 30, 2003
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$25,070	$95	1.52%	$22,162	$65	1.17%
Federal funds sold	29,295	102	1.39	36,419	88	0.97
Securities	899,156	10,097	4.49	869,396	8,048	3.70
Loans (1)	1,672,321	25,754	6.16	1,362,588	21,942	6.44

Total interest earning assets	$2,625,842	$36,048	5.49%	$2,290,565	$30,143	5.26%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$29,277			$26,477
Allowance for loan losses	(19,193)			(17,658)
Premises and equipment, net	10,808			12,032
Other assets	72,734			70,624

Total non-interest earning assets	93,626			91,475

Total assets	$2,719,468			$2,382,040

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$927,276	$3,502	1.51%	$705,095	$2,776	1.57%
Certificates of deposit of $100,000 or more	164,437	1,063	2.59	140,469	993	2.83
Other time deposits	460,936	2,879	2.50	451,928	3,525	3.12

Total interest bearing deposits	1,552,649	7,444	1.92	1,297,492	7,294	2.25
Borrowed funds	740,418	9,081	4.91	737,685	8,924	4.84
Subordinated debentures	62,892	1,004	6.39	37,472	715	7.63

Total interest bearing liabilities	$2,355,959	$17,529	2.98%	$2,072,649	$16,933	3.27%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$193,957			$149,821
Other liabilities	20,002			17,436
Stockholders’ equity	149,550			142,134

Total non-interest bearing liabilities and stockholders’ equity	$363,509			$309,391

Total liabilities and stockholders’ equity	$2,719,468			$2,382,040

Interest rate spread (2)			2.51%			1.99%

Net interest income and margin (3)		$18,519	2.82%		$13,210	2.31%

Net interest income and margin (tax equivalent basis)(4)		$18,972	2.89%		$13,586	2.37%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% in 2004 and 34% in 2003 and has the the effect of increasing interest income by $453,000 and $376,000 for the three month periods ended September 30, 2004 and 2003, respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2004			September 30, 2003
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$23,538	$205	1.16%	$9,666	$89	1.23%
Federal funds sold	26,974	228	1.13	55,999	464	1.10
Securities	875,480	28,532	4.35	884,978	26,525	4.00
Loans (1)	1,589,647	73,002	6.12	1,286,147	62,906	6.52

Total interest earning assets	$2,515,639	$101,967	5.40%	$2,236,790	$89,984	5.36%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$28,147			$25,019
Allowance for loan losses	(18,446)			(17,003)
Premises and equipment, net	11,434			12,125
Other assets	73,038			66,041

Total non-interest earning assets	94,173			86,182

Total assets	$2,609,812			$2,322,972

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$856,543	$9,054	1.41%	$637,447	$8,245	1.72%
Certificates of deposit of $100,000 or more	157,881	3,020	2.55	139,102	3,090	2.96
Other time deposits	456,262	9,172	2.68	460,328	11,116	3.22

Total interest bearing deposits	1,470,686	21,246	1.93	1,236,877	22,451	2.42
Borrowed funds	738,439	26,834	4.85	744,650	26,855	4.81
Subordinated debentures	53,327	2,654	6.64	38,018	2,307	8.09

Total interest bearing liabilities	$2,262,452	$50,734	2.99%	$2,019,545	$51,613	3.41%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$179,887			$133,923
Other liabilities	20,595			24,151
Stockholders’ equity	146,878			145,353

Total non-interest bearing liabilities and stockholders’ equity	$347,360			$303,427

Total liabilities and stockholders’ equity	$2,609,812			$2,322,972

Interest rate spread (2)			2.41%			1.95%

Net interest income and margin (3)		$51,233	2.72%		$38,371	2.29%

Net interest income and margin (tax equivalent basis)(4)		$52,488	2.78%		$39,447	2.35%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% in 2004 and 34% in 2003 and has the the effect of increasing interest income by $1,255,000 and $1,076,000 for the nine month periods ended September 30, 2004 and 2003, respectively.